                                                                     Exhibit 5.1
                                                                     -----------


                     [Letterhead of Dorsey & Whitney LLP]


Integ Incorporated
2800 Patton Road
St. Paul, Minnesota 55113

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

          We have acted as counsel to Integ Incorporated, a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 relating to the sale by the Company from time to time of up to 2,233,333 shares of Common Stock, $.01 par value, of the Company (the "Shares"), initially issuable upon the exercise of stock options granted pursuant to the Company's 1990 Incentive and Stock Option Plan, 1991 Incentive and Stock Option Plan, 1994 Long-Term Incentive and Stock Option Plan and 1996 Directors' Stock Option Plan (collectively, the "Plans").

          We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinion set forth below. In rendering our opinion set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

          Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plans under which such Shares are issued, will be validly issued, fully paid and nonassessable.

          Our opinion expressed above is limited to the laws of the State of Minnesota.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Dated:  July 23, 1996

                                    Very truly yours,


                                    /s/  DORSEY & WHITNEY LLP

ECH